Exhibit 10.45

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (“Agreement”) is made and entered into as of August 6, 2020 (the “Effective Date”) by and among Verb Technology Company, Inc., a Nevada corporation (the “Company”), and Kingsbrook Opportunities Master Fund LP (“Kingsbrook”). The foregoing parties are each referred to individually as a “Party” and collectively as the “Parties” herein. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in that certain Securities Purchase Agreement dated as of August 8, 2019 by and among the Parties and the other purchasers party thereto (the “Securities Purchase Agreement”).

RECITALS:

WHEREAS, on August 8, 2019, the Parties and the other purchasers party thereto entered into the Securities Purchase Agreement under which the Company granted to each purchaser, including Kingsbrook, the right to participate in a Subsequent Financing on a pro-rata basis up to an amount equal to fifty percent (50%) of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

WHEREAS, on February 5, 2020, the Company commenced a private offering of the Company’s Common Stock at a purchase price per share of $1.20 (the “February 2020 Private Placement”), which February 2020 Private Placement was completed pursuant to a closing held on February 25, 2020 and a second closing that was held on March 20, 2020.

WHEREAS, without any admission of wrongdoing or failures by the Company or Kingsbrook, the Company did not provide certain participation rights set forth in the Securities Purchase Agreement (the “Unsatisfied Participation Request”) in connection with the February 2020 Private Placement.

WHEREAS, in an effort to resolve any claims with respect to such Unsatisfied Participation Request, the Parties have agreed that, in exchange for a full release of all claims with arising under, or related to, the Unsatisfied Participation Request, the Company will: issue a common stock purchase warrant to Kingsbrook to subscribe for and purchase up to 40,000 shares of the Company’s Common Stock exercisable at $1.10 per share (the “Kingsbrook New Warrant”); and grant certain registration rights to Kingsbrook in respect of the shares of Common Stock issuable upon exercise of the New Warrants (collectively, the “Warrant Shares”). The “New Warrants” and the “Warrant Shares” are collectively referred to herein as the “Securities.”

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements and the terms and conditions set forth herein and other valuable consideration, the Parties agree as follows:

1. Issuance of New Warrants. Simultaneous with the execution and delivery of this Agreement by the Parties, the Company shall issue to Kingsbrook the Kingsbrook New Warrant in the form attached hereto as Exhibit A.

2. Registration Rights.

A. The Company agrees that, within ten (10) calendar days after the execution and delivery of this Agreement by the Parties (the “Filing Date”), the Company (or its successor) will file with the Commission (at the Company’s sole cost and expense) a resale registration statement on Form S-3 (the “Registration Statement”) with respect to the Warrant Shares, and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (such date of effectiveness, the “Effectiveness Date”). The Company agrees that it will cause such Registration Statement or another registration statement to remain continuously effective for a period of the earlier to occur of (x) such date as Kingsbrook shall have resold all the Warrant Shares pursuant to such Registration Statement and (y) such date all the Warrant Shares are initially eligible to be resold by Kingsbrook pursuant to Rule 144. The Company’s obligations to include the Warrant Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned, and the intended method of disposition of the Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Warrant Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company may suspend the use of any such registration statement if it determines in the opinion of counsel for the Company that, in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, however, that the Company shall use reasonable best efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter. The Company shall use commercially reasonably best efforts to register or qualify the Warrant Shares covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions as Kingsbrook shall reasonably request in writing; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction. The Company agrees that it will comply, and continue to comply during the effectiveness period, with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all of the Warrant Shares covered by the Registration Statement in accordance with Kingsbrook’ intended method of disposition set forth in the Registration Statement for such period.

B. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify Kingsbrook of such filing, and shall further notify Kingsbrook promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it, if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of registrable securities included in such Registration Statement any such supplement or amendment. Notwithstanding anything contained herein to the contrary, the failure of the Company to provide any of the notices to Kingsbrook contemplated herein shall not be deemed a default under this agreement and Kingsbrook agrees that such notices are for convenience and courtesy only.

C. In connection with such registration, the Company will indemnify and hold harmless Kingsbrook, each officer and/or director of Kingsbrook, and each other person, if any, who controls Kingsbrook within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which Kingsbrook or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Warrant Shares were registered under the Securities Act, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Kingsbrook and each such controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case, if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Kingsbrook or any such controlling person in writing specifically for use in such Registration Statement or prospectus.

3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Kingsbrook as follows:

A. Organization and Qualification. The Company and each of the subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary of the Company is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of this Agreement or the Securities, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the Securities (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

B. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Securities and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company, or the Company’s stockholders in connection herewith or therewith other than the approval of Nasdaq with respect to the Company’s Listing of Additional Shares application. This Agreement and the Securities have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

C. No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the Securities, the issuance of the Securities, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any of the Company’s subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary of the Company, or give to others any rights of termination, amendment, anti-dilution, or similar adjustments, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt, or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Nasdaq’s approval of the Company’s Listing of Additional Shares application, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

D. Issuance of the Securities. The New Warrants are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the in the Warrants. The Warrant Shares, when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the in the New Warrants. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares.

4. Representations and Warranties of Kingsbrook. Kingsbrook hereby represents and warrants to the Company as follows:

A. Organization; Authority. Kingsbrook is an entity duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company, or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Kingsbrook of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company, or similar action, as applicable, on the part of Kingsbrook. This Agreement has been duly executed by Kingsbrook `and, when delivered by Kingsbrook in accordance with the terms hereof, will constitute the valid and legally binding obligation of Kingsbrook, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

B. Own Account. Kingsbrook understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Kingsbrook’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Kingsbrook is acquiring the Securities hereunder in the ordinary course of its business.

C. Status. At the time Kingsbrook was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any New Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

D. Experience of Kingsbrook. Kingsbrook, either alone or with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Kingsbrook is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

5. Release. To the fullest extent permitted by law (the following is collectively referred to as the “Release”):

A. Kingsbrook hereby releases and forever discharges the Company and its respective successors, assigns, employees, officers, members, shareholders, owners, directors, agents, attorneys, managers, members, representatives, insurers, subsidiaries, divisions and affiliated organizations (collectively, “Related Parties” and together with the Company, the “Released Company Parties”) from any and all claims, demands, causes of action, damages, attorneys’ fees, costs, liabilities and obligations of any nature whatsoever, whether or not now known, suspected or claimed (collectively, “Claims”), that Kingsbrook or any of its Related Parties ever had, has, or may claim to have, in each case as of the Effective Date, against the Released Company Parties, or any of them, arising out of or related to the Unsatisfied Participation Request (other than any rights of Kingsbrook arising pursuant to this Agreement, including any claim that the waiver referred to in Section 7 below does not conform to the requirements of Section 1542 of the California Civil Code). Kingsbrook represents and warrants to the Company that:

(1) its Claims subject to the Release by it are free and clear of any lien, claim, encumbrance, limitation or restriction and may freely be released by it under this Agreement pursuant to the terms of the Release, including Sections 6, 7, 8 and 9 below; and

(2) it has not assigned or otherwise transferred to any third party any claim or other matter that, absent such an assignment or transfer, would otherwise fall within the scope of the foregoing Release.

6. Nature of Release. The Release is a general releases of all claims, demands, causes of action, obligations, damages, attorneys’ fees, costs and liabilities arising out of or related to the Unsatisfied Participation Request of any nature whatsoever within the scope of the Release and is intended to encompass all known and unknown, foreseen and unforeseen Claims arising out of or related to the Unsatisfied Participation Request that Kingsbrook or any of its Related Parties may have against the Released Company Parties, or any of them, within the scope of the Release, and except for any Claims that may arise from the terms of this Agreement, the Securities or any other securities of the Company held by Kingsbrook. Kingsbrook, including for and on behalf of its Related Parties, covenants and agrees never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any Claims arising out of or related to the Unsatisfied Participation Request.

7. Waiver of Section 1542 Rights. Kingsbrook, including for and on behalf of its Related Parties, expressly waive and relinquish all rights and benefits it and they may have under Section 1542 of the California Civil Code with respect to releases in Section 5 above. Section 1542 is intended to protect against an inadvertent release of unknown or unsuspected claims arising out of or related to the Unsatisfied Participation Request that would be material to this Agreement. This Agreement provides that Kingsbrook, including for and on behalf of its Related Parties, also are releasing any such unknown or unsuspected claims arising out of or related to the Unsatisfied Participation Request. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

8. Non-Admission of Liability. The Parties acknowledge and agree that this Agreement is a settlement agreement and shall not in any way be construed as an admission by any Party of any wrongful act against, or any liability to, the other Party or its or their respective Related Parties or any other person.

9. Risk of New or Different Information. Each of the Parties acknowledges that it may discover new information different from or inconsistent with facts presently believed to be true, including those that may be relevant to the release of any claims hereunder, and expressly agrees to assume the risk of such new or different information.

10. Section 4.14 of the Securities Purchase Agreement. Each the Parties acknowledges and agrees that the issuance of New Warrants to Kingsbrook pursuant to this Agreement are solely in exchange for the release of claims pursuant to the Unsatisfied Participation Request and not additional consideration subject to the provisions contained in Section 4.14 of the Securities Purchase Agreement.

11. Further Assurances. Upon a Party’s reasonable request, the other Party will execute and deliver such instruments, documents or other writings and take such actions as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

12. Acknowledgment of Being Advised to Consult Legal Counsel. This Agreement is an important legal document. Each of the Parties acknowledges that it has been advised in writing to consult with an attorney of its own choice prior to signing this Agreement, and that it has had the opportunity to consult with an attorney to the extent it so desires.

13. Attorneys’ Fees, Costs, and Expenses. In any action, proceeding, or dispute arising out of this Agreement or the transactions contemplated hereby, the successful Party therein (regardless of whether the matter is pursued to judgment or is voluntarily dismissed) shall be entitled to recover from the other Party thereto the reasonable attorneys’ and paralegals’ fees, court costs, filing fees and all other expenses incurred by the successful Party in connection therewith, at trial and all appellate proceedings, and in all bankruptcy, administrative, and similar proceedings.

14. Ambiguities; Interpretation. The Parties agree that the general rule that ambiguities shall be construed against the drafting party shall not apply to any interpretation of this Agreement. Any use of the term “including” shall be read to mean “including, without limitation” in this Agreement.

15. Entire Agreement. No Party is relying, and has not relied, on any representation or statement by any other Party or their respective Related Parties with regard to the subject matter or terms of this Agreement, except to the extent set forth in this Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes any and all other agreements, understandings or discussions between the Parties and their respective Related Parties with respect to the subject matter of this Agreement.

16. Modification. This Agreement cannot be modified or terminated, except by a writing signed by the Party against whom enforcement of the modification or termination is sought.

17. Execution in Counterparts. This Agreement may be executed in any multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18. Governing Law. This Agreement and all rights, duties and remedies hereunder shall be governed by, construed and enforced in accordance with the laws of the State of New York. The Parties hereby irrevocably submit to and acknowledge and recognize the exclusive jurisdiction and venue of the state and federal courts located in the City of New York, Borough of Manhattan over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or the subject matter hereof.

19. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and assigns. No person shall be a third-party beneficiary of this Agreement except as specifically provided herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Warrant Issuance and Amendment Agreement as of the Effective Date.

The Company:	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President, Chief Executive Officer, Secretary and Director

Kingsbrook:	KINGSBROOK OPPORTUNITIES MASTER FUND LP

	By:	Kingsbrook Opportunities GP LLC, its general partner

	By:	/s/ Scott M. Wallace
	Name:	Scott M. Wallace
	Title:	Managing Member

Exhibit A

Form of Common Stock Purchase Warrant

(see attached)